Exhibit 99.1

Benson Hill Announces Preliminary Unaudited 2022 Results and Initial 2023 Guidance
Management expects continued strong demand in 2023 for its proprietary soy portfolio

ST. LOUIS, MO – Feb. 2, 2023 – Benson Hill, Inc. (NYSE: BHIL, the “Company” or “Benson Hill”), a food tech company unlocking the natural genetic diversity of plants, today announced preliminary, unaudited 2022 financial results.

2022 Preliminary Unaudited Results from Continuing Operations[1]
(Dollar Amounts in Millions USD)
	Reported (Excludes Fresh Segment)	Impact of Open Mark-to-Market Timing Differences[2]	Excluding Open Mark-to-Market Timing Differences[2]
Consolidated Revenues	$379 to $383	$(2.5)	$382 to $386
Proprietary Revenues	$71 to $73		$71 to $73
Consolidated Gross Profit	$2 to $5	$(5.0)	$7 to $10
Net Loss from Continuing Operations	$(98) to $(102)	$(5.0)	$(93) to $(97)
Adjusted EBITDA[3]	$(82) to $(86)	$(5.0)	$(77) to $(81)
Cash, Restricted Cash and Marketable Securities as of December 31, 2022	$175

The expected financial results include the benefits of favorable soy commodity markets and strong demand for Benson Hill’s proprietary soy portfolio of products in the food ingredients, edible oil and aquaculture markets. However, higher than planned costs of sales related to logistics and operations in December, as well as measurement period adjustments related to purchase price accounting, will impact full-year gross profit from previous expectations.

“Our preliminary 2022 results are indicative of the tremendous progress we have made to advance our strategic objectives and sharpen our focus,” said Benson Hill Chief Executive Officer Matt Crisp. “We expect 2023 will be another year of significant growth for our proprietary soy portfolio as we expand availability with the 2022 harvest and look to capitalize on demand for our climate-conscious,seed-to-fork food and feed ingredients.”

1 The expected results exclude the Fresh business which was divested in a two-part transaction announced on January 3, 2023, the initial portion of which was consummated on December 29, 2022, and the second portion of which is expected to close in the second quarter of 2023. The Company will record the Fresh business as discontinued operations as of December 31, 2022.
2 Management is presenting the impact of mark-to-market timing differences to show the underlying operating performance during the reporting period. Mark-to-market timing differences comprise the estimated net temporary impact resulting from unrealized period-end gains/losses associated with the fair valuation of futures contracts associated with the Company’s committed future operating capacity. The approximate $5 million loss is expected to unwind in future periods.
3 Reconciliations of non-GAAP measures to the most directly comparable GAAP financial measures can be found at the end of the press release.

2023 Outlook

2023 Preliminary Guidance[4]
(Dollar Amounts in Millions USD)
Consolidated Revenues	$390 to $430
Proprietary Revenues	$100 to $110
Consolidated Gross Profit	$20 to $30
Net Loss from Continuing Operations	$(125) to $(135)
Adjusted EBITDA Loss[3]	$(63) to $(68)

The expected increase in proprietary revenue and consolidated gross profit growth result from anticipated increased availability of proprietary products, greater contribution from partnerships and licensing, and continued strong execution in the closed loop business model. As a result, management expects a higher proportion of the revenue and gross profit mix to come from the proprietary soy portfolio.

Consistent with the Company’s strategic plan, management expects a greater use of free cash flow in 2023 versus the prior year due to the start of a two-year capital investment to produce texturized soy flour and an expected increased use of working capital to support the expansion of proprietary planted acres.

Audited Results and Earnings Call Date
Benson Hill expects to file its audited financial statements within its Annual Report on Form 10-K by March 16, 2023, and has scheduled its quarterly earnings call for March 13, 2023, at 8:30 a.m. Eastern Standard Time (webcast link).

About Benson Hill
Benson Hill moves food forward with the CropOS® platform, a cutting-edge food innovation engine that combines data science and machine learning with biology and genetics. Benson Hill empowers innovators to unlock nature’s genetic diversity from plant to plate, with the purpose of creating nutritious, great-tasting food and ingredient options that are both widely accessible and sustainable. More information can be found at bensonhill.com or on Twitter at @bensonhillinc.

Financial Disclosure Advisory
The Company reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). The expected financial results discussed in this press release are preliminary and unaudited, are based upon the Company’s estimates, represent the most current information available to the Company’s management, and are subject to the compilation of actual results. The Company has provided estimated ranges for this data primarily because its financial closing procedures for the year ended December 31, 2022, are not yet complete. These unaudited estimates are not a comprehensive statement of the Company’s financial results for the year ended December 31, 2022. While the Company expects results will be within these ranges, actual results may differ materially from these estimates as a result of the completion of normal period-end accounting procedures and adjustments, including the completion of the preparation and review of the Company’s financial statements for the year ended December 31, 2022, and the subsequent occurrence or identification of events prior to the formal issuance of such financial results. All of the data presented above has been prepared by and is the responsibility of management. Benson Hill’s independent registered public accounting firm has not audited, reviewed, compiled or performed any procedures with respect to the accompanying preliminary financial data. Accordingly, the Company’s independent registered public accounting firm does not express an opinion or any other form of assurance with respect thereto. Financial results are preliminary until the Company’s audited financial statements included within its Annual Report on Form 10-K are filed with the Securities and Exchange Commission (“SEC”). As a result of the foregoing considerations and the other limitations on non-GAAP measures described in this release, investors are cautioned not to place undue reliance on this preliminary financial information.

4 These figures are based on Benson Hill’s preliminary guidance for 2023 and exclude any future impacts from mark-to-market timings differences.

Use of Non-GAAP Financial Measures
In this press release, the Company includes references to non-GAAP performance measures. The Company uses these non-GAAP financial measures to facilitate management’s financial and operational decision-making, including evaluation of the Company’s historical operating results. The Company’s management believes these non-GAAP measures are useful in evaluating the Company’s operating performance and are similar measures reported by publicly listed U.S. competitors, and regularly used by securities analysts, institutional investors, and other interested parties in analyzing operating performance and prospects. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the reconciliations to corresponding GAAP financial measures, may provide a more complete understanding of factors and trends affecting the Company’s business. By referencing these non-GAAP measures, the Company’s management intends to provide investors with a meaningful, consistent comparison of the Company’s performance for the periods presented. These non-GAAP financial measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with GAAP. The Company’s definition of these non-GAAP measures may differ from similarly titled measures of performance used by other companies in other industries or within the same industry.

Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company’s reported results of operations, management strongly encourages investors to review the Company’s consolidated financial statements and publicly filed reports in their entirety. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the tables accompanying this release.

Cautionary Note Regarding Forward-Looking Statements
Certain statements in this press release may be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or the Company’s future financial or operating performance and may be identified by words such as “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” or similar words. These forward-looking statements are based upon assumptions made by the Company as of the date hereof and are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements include, among other things, statements regarding: the expected timing and anticipated benefits of the divestiture of the Fresh business, including the consummation of the pending transaction pertaining to the Fresh assets remaining to be sold; the expected financial and accounting impacts of the divestiture of the Fresh business; the Company’s preliminary, unaudited, expected full year 2022 consolidated and proprietary revenues, consolidated gross profit, net loss from continuing operations, Adjusted EBITDA, and cash and marketable securities, and its currently expected preliminary guidance regarding certain full year 2023 financial results, including consolidated and proprietary revenues, consolidated gross profit, Adjusted EBITDA and free cash flow use; expectations regarding the sources of expected revenue and gross profit growth, including increased availability of proprietary products, greater anticipated contribution from partnerships and licensing, and continued strong execution in the closed loop business model; expectations regarding revenue and gross profit mix; expectations regarding uses of free cash flow; any financial or other information based upon or otherwise incorporating judgments or estimates relating to future performance, events or expectations; expectations regarding the Company’s hedging and other risk management strategies, including expectations about future sales and purchases that relate to the Company’s mark-to-market adjustments; the Company’s strategies, positioning, resources, capabilities, and expectations for future performance; estimates and forecasts of financial and other performance metrics; projections of market opportunity; the Company’s outlook and financial and other guidance; management’s strategy and plans for growth; and the expected timing of the Company’s release of its audited financial statements for 2022 and its earnings call regarding 2022 financial results. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: risks that the Company will not realize the anticipated benefits of the divestiture of the Fresh business, including risks relating to the failure to satisfy the conditions to the consummation of the pending transaction to sell the remaining assets of the Fresh business, risks that such transaction may not be completed in a timely manner or at all; risks relating to the availability and use of proceeds of the consummated and pending divestitures of the Fresh business, in light of contractual restrictions in the agreements governing the Fresh business divestiture and the Company’s debt facilities, and risks relating to the Company’s expected accounting treatment regarding the Fresh business divestiture; risks associated with the Company’s ability to grow and achieve growth profitably, including continued access to the capital resources necessary for growth; risks relating to the failure to realize the anticipated benefits of our at-the-market facility to sell our Common Stock; risks associated with managing capital resources; risks associated with maintaining relationships with customers and suppliers and developing and maintaining partnering and licensing relationships; risks associated with changing industry conditions and consumer preferences; risks associated with the Company’s ability to generally execute on its business strategy; risks associated with the effects of global and regional economic, agricultural, financial and commodities market, political, social and health conditions; risks associated with the Company’s transition to becoming a public company; the effectiveness of the Company’s risk management strategies; and other risks and uncertainties set forth in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in our filings with the SEC, which are available on the SEC’s website at www.sec.gov. We expressly disclaim any duty to update these forward-looking statements, except as otherwise required by law.

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Investor Contact
Benson Hill
Ruben Mella, CFA
314-714-6313
rmella@bensonhill.com

Media Contact
Benson Hill
Christi Dixon
636-359-0797
cdixon@bensonhill.com
Media Kit

Benson Hill, Inc.
2022 Preliminary, Unaudited, Adjusted EBITDA Non-GAAP Reconciliation
(Dollar Amounts in Millions USD)

2022 Estimate
Net loss from continuing operations	$ (98) – (102)
Interest expense, net	21
Depreciation and amortization	20
Stock-based compensation	20
Other non-recurring costs	(45)
Total Adjusted EBITDA	$ (82) – (86)

The Company defines and calculates Adjusted EBITDA as consolidated net loss from continuing operations before net interest expense, income tax provision, and depreciation and amortization, further adjusted to exclude stock-based compensation, other income and expense, and the impact of significant non-recurring items.

The reconciliation regarding 2022 includes an approximately $5 million loss for open mark-to-market timing differences related to the estimated net temporary impact resulting from unrealized period-end gains/losses associated with the fair valuation of futures contracts associated with the Company’s committed future operating capacity. The approximate $5 million loss is expected to unwind in future periods.

Management is presenting the impact of open mark-to-market timing differences to show the underlying operating performance during the reporting period.

Benson Hill, Inc.
2023 Estimated Adjusted EBITDA Non-GAAP Reconciliation
(Dollar Amounts in Millions USD)

2023 Estimate
Net loss from continuing operations[1]	$ (125) – (135)
Interest expense, net	27 – 29
Depreciation and amortization	21 – 23
Stock-based compensation	14 – 15
Total Adjusted EBITDA	$ (63) – (68)